UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________
FORM 8-K
__________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 8, 2021
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1LIFE HEALTHCARE, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39203	76-0707204
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Embarcadero Center, Suite 1900
San Francisco, CA 94111
(415) 814-0927
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ONEM	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 8, 2021, Kimber Lockhart, Chief Technology Officer of 1Life Healthcare, Inc., or One Medical, informed One Medical of her intent to resign from her position, effective July 12, 2021. Ms. Lockhart will remain a part-time employee of One Medical for a transitional period through December 31, 2021, or the Transition Period, and her equity awards will continue to vest in accordance with their terms during the Transition Period. Ms. Lockhart and One Medical may elect to extend the Transition Period upon mutual agreement. Her resignation is not the result of any disagreement with the policies, practices or procedures of One Medical.

Item 8.01. Other Events

Stuart Parmenter, who has served as One Medical's Vice President of Engineering since February 2016, will succeed Ms. Lockhart as One Medical's new Chief Technology Officer, effective July 12, 2021. Mr. Parmenter has over 20 years of experience in creating software technologies for both technology and healthcare companies. Mr. Parmenter was a co-founder of health coaching platform, Rise Labs, Inc., which was acquired by One Medical in 2016, and served as its Chief Technology Officer from April 2013 to February 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1LIFE HEALTHCARE, INC.

	By:	/s/ Bjorn Thaler
Dated: July 12, 2021		Bjorn Thaler
Chief Financial Officer